Exhibit 32.2
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of On Assignment, Inc. (the "Company"), hereby certifies that, to his knowledge on the date hereof:
(a) the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2015 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2015	By:	/s/ Edward L. Pierce
Edward L. Pierce
Executive Vice President and Chief Financial Officer